                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934




Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /   Preliminary Proxy Statement


/x/   Definitive Proxy Statement


/ /   Definitive Additional Materials


/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.142-12

                            AMGEN INC.
___________________________________________________________________________
           (Name of Registrant as Specified In Its Charter)


                            AMGEN INC.
___________________________________________________________________________
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11

      1)    Title of each class of securities to which transaction applies:
            _______________________________________________________________

      2)    Aggregate number of securities to which transaction applies:
            _______________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
            _______________________________________________________________

      4)    Proposed maximum aggregate value of transaction:
            _______________________________________________________________

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            _______________________________________________________________

      2)    Form, Schedule or Registration Statement No.:
            _______________________________________________________________

      3)    Filing Party:
            _______________________________________________________________

      4)    Date Filed:
            _______________________________________________________________

                                                                          [LOGO]

                        (AMGEN LETTERHEAD WILL BE USED)

March 28, 1994

DEAR STOCKHOLDER:

    You are invited to attend the Annual Meeting of Stockholders of Amgen Inc. to be held on Tuesday, April 26, 1994, at 10:30 A.M., PDT, at the Century Plaza Hotel and Tower, 2025 Avenue of the Stars, Los Angeles, California.

    At this year's meeting, you are asked to elect three directors, to approve the material terms of the Company's performance based Management Incentive Plan and to ratify the appointment of the independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

    Your Board of Directors unanimously believes that election of its nominees as directors, approval of the material terms of the Company's performance based Management Incentive Plan and ratification of its appointment of independent auditors are in the best interests of Amgen Inc. and its stockholders, and, accordingly, recommends a vote FOR Items 1, 2 and 3 on the enclosed proxy card.

    In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

    I personally look forward to greeting those Amgen stockholders able to attend the meeting. If you plan to attend the Annual Meeting, please complete and return the reply card enclosed with the Proxy Statement, and we will send you a map with directions to the Century Plaza Hotel and Tower and an admission ticket to the Annual Meeting.

    It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting. THEREFORE, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE PREPAID ENVELOPE PROVIDED.

    Thank you.

                                          Sincerely,

                                          [SIG]

                                          Gordon M. Binder
                                          CHAIRMAN OF THE BOARD

                                   [ADDRESS]

                                   AMGEN INC.

                                  AMGEN CENTER
                             1840 DEHAVILLAND DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 1994

                            ------------------------

TO THE STOCKHOLDERS OF AMGEN INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation (the "Company"), will be held on Tuesday, April 26, 1994, at 10:30 A.M., PDT, at the Century Plaza Hotel and Tower, 2025 Avenue of the Stars, Los Angeles, California 90067-4696, for the following purposes:

    1.  To elect three directors to hold office until 1997;

    2. To approve the material terms of the Company's performance based Management Incentive Plan;

    3. To ratify the selection of Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 1994; and

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on February 28, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                          By Order of the Board of Directors

                                          [SIG]

                                          Thomas E. Workman, Jr.
                                          SECRETARY

Thousand Oaks, California
March 28, 1994

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                                   AMGEN INC.
                                  AMGEN CENTER
                             1840 DEHAVILLAND DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Amgen Inc., a Delaware corporation (the "Company" or "Amgen"), for use at the Annual Meeting of Stockholders to be held on Tuesday, April 26, 1994, at 10:30 A.M., PDT, (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Century Plaza Hotel and Tower, 2025 Avenue of the Stars, Los Angeles, California 90067-4696.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's Common Stock (the "Common Stock") in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, the Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies from brokers, bank nominees and other institutional holders for a fee of $7,000, plus reimbursement of out-of-pocket expenses.

    The Company intends to mail this proxy statement and accompanying proxy card on or about March 28, 1994, to all stockholders entitled to vote at the Annual Meeting.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1995 Annual Meeting of Stockholders (the "1995 Annual Meeting") must be received by the Company not later than November 28, 1994 in order to be included in the proxy statement and proxy relating to the 1995 Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on February 28, 1994 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on February 28, 1994, there were outstanding and entitled to vote 133,829,429 shares of Common Stock. Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting.

    All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Amgen Center, 1840 Dehavilland Drive, Thousand Oaks, California 91320-1789, Mail Stop 10-2-E-400, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

    The Board of Directors is presently comprised of nine members. There are three directors in the class whose term of office expires in 1994 and who are nominees for election to the Board. Dr. Baddour, Mr. Binder and Mr. Johnson are currently directors of the Company who were previously elected by the stockholders. If elected at the Annual Meeting, each of Dr. Baddour, Mr. Binder and Mr. Johnson would serve until the 1997 Annual Meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the three nominees named below. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1997 ANNUAL MEETING

RAYMOND F. BADDOUR

    Dr. Raymond F. Baddour, age 69, has served as a director of the Company since October 1980. Prior to July 1, 1989, Dr. Baddour was Lammot du Pont Professor of Chemical Engineering at the Massachusetts Institute of Technology. As of July 1, 1989, Dr. Baddour became Lammot du Pont Professor Emeritus.

GORDON M. BINDER

    Mr. Gordon M. Binder, age 58, has served as a director of the Company since October 1988. He joined the Company in 1982 as Vice President-Finance and was named Senior Vice President-Finance in February 1986. In October 1988, Mr. Binder was elected to the position of Chief Executive Officer. In July 1990, Mr. Binder was elected to the position of Chairman of the Board.

FRANKLIN P. JOHNSON, JR.

    Mr. Franklin P. Johnson, Jr., age 65, has served as a director of the Company since October 1980. He is the general partner of Asset Management Partners, a venture capital limited partnership.

Mr. Johnson has been a private venture capital investor for more than five years. He is also Chairman of the Board of Boole & Babbage, Inc. and a director of BioSurface Technology, Inc., IDEC Pharmaceuticals Corporation, Ross Stores, Inc., Tandem Computers Incorporated, Teradyne Inc. and Trinzic Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1995 ANNUAL MEETING

STEVEN LAZARUS

    Mr. Steven Lazarus, age 62, has served as a director of the Company since May 1987. He has been the President and Chief Executive Officer of the Argonne National Laboratory/The University of Chicago Development Corporation ("ARCH") since it was formed in October 1986. ARCH is involved in the process of transforming scientific discoveries into viable high technology products and services. He is also the Managing Partner of ARCH Venture Fund, L.P. Mr. Lazarus also has been associate dean at the Graduate School of Business, the University of Chicago, since October 1986. Mr. Lazarus also serves as a director of Cobra Industries, Inc., Illinois Superconductor Corporation and Primark Corporation; and as Vice Chairman of the Board of Directors of The Northwestern Healthcare Network, Chicago, Illinois.

EDWARD J. LEDDER

    Mr. Edward J. Ledder, age 76, has served as a director of the Company since January 1991. In April 1981, Mr. Ledder retired as Chairman and Chief Executive Officer of Abbott Laboratories, a corporation in the principal business of developing and providing human healthcare products, where he had been employed in various executive positions since 1939. Mr. Ledder also serves as a director of Alliance International Healthcare Fund and is the Chairman of the Board of Pool Energy Services Company.

GILBERT S. OMENN

    Dr. Gilbert S. Omenn, age 52, has served as a director of the Company since January 1987. He has been Dean of the School of Public Health and Community Medicine at the University of Washington for more than five years. Dr. Omenn also is a director of Immune Response Corporation and Rohm & Haas Company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1996 ANNUAL MEETING

WILLIAM K. BOWES, JR.

    Mr. William K. Bowes, Jr., age 67, has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital investment entity, since July 1981. Mr. Bowes also serves as a director of Glycomed Incorporated, Xoma Corporation, and a number of privately held U.S. Venture Partners portfolio companies and serves as the President of Presidio Management Group.

    On April 21, 1989, Mr. Bowes entered into a negotiated settlement under which he admitted to misdemeanor failure to file California state income tax returns for the years 1983 through 1986 with no intent to evade taxes. Mr. Bowes had paid taxes as specified by the California Franchise Tax Board during this period and paid the balance due in 1988.

BERNARD H. SEMLER

    Mr. Bernard H. Semler, age 76, has served as a director of the Company since August 1982. He has been a management consultant since July 1982. From 1974 to July 1982, he was Executive Vice President-Finance of Abbott Laboratories.

KEVIN W. SHARER

    Mr. Kevin W. Sharer, age 46, has served as a director and as President and Chief Operating Officer of the Company since November 1992. Prior to joining the Company, Mr. Sharer served as President of the Business Markets Division of MCI Communications Corporation ("MCI"), a telecommunications company, from April 1989 to October 1992. From February 1984 until joining MCI in April 1989, Mr. Sharer had served in numerous executive capacities at General Electric Company.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors, which held six meetings during the fiscal year ended December 31, 1993, has an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and a Strategy Committee.

    The Audit Committee recommends engagement of the Company's independent auditors and approves services performed by such auditors, including the review and evaluation of the Company's accounting system and its system of internal controls in connection with the Company's annual audit. During the fiscal year ended December 31, 1993, the Audit Committee met three times. Mr. Semler served as Chairman, and Messrs. Bowes and Johnson and Dr. Omenn served as members of the Audit Committee.

    The Compensation Committee sets guidelines for the administration of salaries, makes recommendations for officers' salaries, administers incentive compensation and awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels. During the fiscal year ended December 31, 1993, the Compensation Committee met six times. Mr. Semler served as Chairman, and Messrs. Lazarus and Ledder and Dr. Baddour served as members of the Compensation Committee.

    The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, the Bylaws of the Company and specifically granted by the Board of Directors. During the fiscal year ended December 31, 1993, the Executive Committee did not meet. Mr. Binder served as Chairman, and Messrs. Bowes and Johnson served as members of the Executive Committee.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service as a director of the Company. In order for any nominees for directors nominated by stockholders to be considered by the Nominating Committee, such nominations must be submitted no later than December 1st of the year preceding the Annual Meeting. During the fiscal year ended December 31, 1993, the Nominating Committee met twice. Mr. Bowes served as Chairman, and Mr. Johnson and Dr. Omenn served as members of the Nominating Committee.

    The Strategy Committee meets with management of the Company to review strategies and proposals for collaborations and licensing of technology. During the fiscal year ended December 31, 1993, the Strategy Committee met four times. Mr. Lazarus served as Chairman, and Mr. Ledder and Dr. Omenn served as members of the Strategy Committee.

    During the fiscal year ended December 31, 1993, all of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served.

                                   PROPOSAL 2
  APPROVAL OF THE MATERIAL TERMS OF THE COMPANY'S PERFORMANCE BASED MANAGEMENT
                                 INCENTIVE PLAN

    The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar annual limit on the amount of non-performance based compensation for Named Executive Officers that may be deducted by the Company for Federal income tax purposes. Compensation based on the achievement of pre-established performance goal(s) set by the Compensation Committee of the Board of Directors under a performance based incentive plan and approved by the affirmative vote of the holders of a majority of the voting shares of the Company's stock will be excluded from the limitation.

    The Compensation Committee of the Board of Directors determines and approves the terms and performance goals of the Company's Management Incentive Plan ("MIP") at the beginning of each fiscal year. MIP participants include all executive officers of the Company and certain other key employees. For a description of the MIP, please refer to the Compensation Committee Report contained herein.

    The MIP is designed to reward participants for their contributions to the achievement of the Company-wide performance goals. No awards are made to participants, regardless of their own level of achievement or the Company's achievement of other goals, unless either the Company-wide goal for Return on Capital Employed ("ROCE") or for Growth in Revenue is achieved to create the pool. Consequently, the benefits or amounts that will be received by or allocated to any of the Named Executive Officers (as hereafter defined) are not determinable prior to the time financial results are available for the fiscal year with respect to which MIP awards are payable. See "SUMMARY COMPENSATION TABLE" for amounts earned pursuant to the MIP by the Named Executive Officers in the fiscal years ended December 31, 1991, 1992 and 1993. Target awards for participants are established pursuant to a percentage formula relating to Base Salary. The MIP provides for awards of up to 150% of the target award to participants who substantially exceed their individual performance objectives. In no event may the award to any participant exceed $900,000.

    The Board of Directors has directed that the material terms of the performance based MIP be submitted to the Company's stockholders for approval at the 1994 Annual Meeting. Stockholder approval of the material terms of the performance based MIP is required for the Company to be able to deduct for Federal income tax purposes compensation in excess of one million dollars to any Named Executive Officer for fiscal years beginning in 1994. If the above stated Company-wide performance based MIP and the maximum annual award payable to any of the Named Executive Officers pursuant to the MIP are approved by the Company's stockholders at the 1994 Annual Meeting, such approval shall be effective until the earlier of (i) the 1999 Annual Meeting; (ii) modification by the Compensation Committee of the Board of Directors of the performance based MIP; or (iii) modification of the maximum annual award payable to any of the Named Executive Officers pursuant to the MIP.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the material terms of the Company's performance based MIP.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 1994, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since the Company's inception in 1980. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm.

Even if the selection were ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE
                     OFFICERS AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 1993 by: (i) each director;
(ii) the Company's Chief Executive Officer and each of its other four most highly compensated executives ("Named Executive Officers") for the fiscal year ended December 31, 1993; and (iii) all directors and executive officers of the Company as a group. The Company is not aware of any person who is a beneficial owner of more than 5% of its Common Stock:

                                                                        SHARES OF COMMON
                                                                       STOCK BENEFICIALLY
                                                                          OWNED (1)(2)
                                                                       -------------------
                                                                                   PERCENT
                                                                        NUMBER       OF
                          BENEFICIAL OWNER                             OF SHARES    TOTAL
- --------------------------------------------------------------------   ---------   -------
Raymond F. Baddour..................................................     107,750      *
Gordon M. Binder....................................................     944,118      *
William K. Bowes, Jr................................................   1,502,600     1.1
Franklin P. Johnson, Jr. (3)........................................     745,800      *
Steven Lazarus......................................................      56,400      *
Edward J. Ledder....................................................      24,000      *
Gilbert S. Omenn....................................................      85,400      *
Bernard H. Semler (4)...............................................     115,951      *
Kevin W. Sharer.....................................................      20,626      *
Daniel Vapnek (5)...................................................     357,874      *
N. Kirby Alton (6)..................................................      65,602      *
Lowell E. Sears.....................................................      49,757      *
All directors and executive officers as a group (17
 persons) (3)(4)(5)(6)..............................................   4,551,522     3.3

- ------------------------
 *    Less than 1%
(1) This table is based upon information supplied by directors, executive officers and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the stockholders has sole voting and/or investment power with respect to the shares beneficially owned.
(2) Includes shares which the directors and the Named Executive Officers of the Company had the right to acquire on or before March 1, 1994 pursuant to outstanding options and warrants, as follows: Dr. Baddour-36,068 shares; Mr. Binder-754,316 shares; Mr. Bowes-76,400 shares; Mr. Johnson-150,800 shares; Mr. Lazarus-42,077 shares; Mr. Ledder-22,400 shares; Dr. Omenn-85,400 shares; Mr. Semler-65,686 shares; Mr. Sharer-20,000 shares; Dr. Vapnek-324,425 shares; Dr. Alton-25,400 shares; Mr. Sears-45,770 shares; and all directors and executive officers as a group-2,010,192 shares.

(3) Includes 583,000 shares held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner.
      As the general partner, Mr. Johnson may be deemed to have voting and investment power as to all of these shares, and therefore may be deemed to be a beneficial owner of such shares.
(4) Includes 5,154 shares held by a trust for the benefit of Mr. Semler's wife.
(5)   Includes 5,350 shares held by one of Dr. Vapnek's children.
(6)   Excludes 2,312 shares held  by trusts established for  the benefit of  Dr.
      Alton's children. Dr. Alton disclaims beneficial ownership of all such shares.

    In March and June 1993, the Company exercised its option to purchase the Class A and Class B Limited Partnership interests, respectively, of Amgen Clinical Partners, L.P. (the "Partnership") pursuant to the partnership purchase agreement dated as of March 12, 1993 by and among the Company, the Partnership, Amgen Development Corporation, and each of the Class A and Class B Limited Partners of the Partnership. As a result of the Company exercising such option, each holder of a Limited Partnership interest acquired contractual contingent payment rights based on the number of such holder's former Limited Partnership interests. The contractual contingent payment rights are not voting securities. The following table sets forth certain information regarding the ownership of the Company's contractual contingent payment rights as of December 31, 1993 by:
(i) each  director;  (ii) each  of  the five  Named  Executive Officers  of  the
Company;  and (iii)  all directors  and executive officers  of the  Company as a group:

                                                                              CONTRACTUAL
                                                                               CONTINGENT
                                                                             PAYMENT RIGHTS
                                                                              BENEFICIALLY
                                                                               OWNED (1)
                                                                          --------------------
                                                                                       PERCENT
                                                                           NUMBER        OF
                           BENEFICIAL OWNER                               OF RIGHTS     TOTAL
- -----------------------------------------------------------------------   ---------    -------
Raymond F. Baddour.....................................................          1        *
Gordon M. Binder.......................................................          1        *
William K. Bowes, Jr...................................................          2        *
Franklin P. Johnson, Jr. (2)...........................................          4        *
Steven Lazarus.........................................................         -0-       *
Edward J. Ledder.......................................................         -0-       *
Gilbert S. Omenn.......................................................        1/2        *
Bernard H. Semler......................................................          1        *
Kevin W. Sharer........................................................         -0-       *
Daniel Vapnek..........................................................        1/2        *
N. Kirby Alton.........................................................        1/4        *
Lowell E. Sears........................................................        1/4        *
All directors and executive officers as a group (17 persons) (2).......       10.5       1.3

- ------------------------
 *    Less than 1%
(1) This table is based upon information supplied by the directors and executive officers of the Company. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each holder of a contractual contingent payment right(s) has sole investment power with respect to such right(s) beneficially owned.
(2) Includes four rights held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have investment power as to all of these rights, and therefore may be deemed to be a beneficial owner of such rights.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    During the period January 1, 1993 through June 30, 1993, each non-employee director received a quarterly retainer of $3,000 (plus $1,000 for a Committee Chairman) and a per meeting fee of $1,000 (plus $750 for Committee members attending a committee meeting, up to a maximum of $1,500 for all committee meetings held on the same day). During the period July 1, 1993 through December 31, 1993, each non-employee director received a quarterly retainer of $3,750 (plus $1,500 for a Committee Chairman) and a per meeting fee of $1,250 (plus $750 for Committee members attending a committee meeting, up to a maximum of $1,500 for all committee meetings held on the same day). In the fiscal year ended December 31, 1993, the total compensation paid to non-employee directors was $214,500. The members of the Board of Directors also are eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. There are no family relationships among any directors of the Company.

    Option grants under the 1987 Directors' Stock Option Plan (the "Directors' Plan") are non-discretionary. On January 27 of each year (or the next business day should such date be a Saturday, Sunday or a legal holiday), each non-employee director or an affiliate of any such non-employee director is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase shares of Common Stock of the Company. The number of shares subject to such option is determined by multiplying 3,500 by a fraction, the numerator of which is $40 per share and the denominator of which is the fair market value of the Common Stock of the Company on the date of grant. The number of shares granted will be rounded to the nearest 100 shares (rounding up if 50 shares). In no event will the number of shares subject to such option exceed 5,000 shares or be less than 2,000 shares. The minimum and maximum number of shares of Common Stock to be granted under the Directors' Plan will not be adjusted for any stock split, combination of shares or Common Stock dividend.

    Each person who after January 27 and prior to November 1 of any year becomes a non-employee director will, upon the date such person becomes a non-employee director, automatically be granted an option to purchase shares of Common Stock of the Company. The number of shares subject to the option will be determined as described in the immediately preceding paragraph.

    The purchase price for shares acquired upon exercise of an option granted under the Directors' Plan may be paid in cash or by delivery of shares of Common Stock that have been held for the period required to avoid a charge to the earnings of the Company. Any shares so surrendered shall be valued at their fair market value on the date of exercise. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of the underlying stock on the date of the option grant.

    An optionee is entitled to a reload option ("Reload Option") in the event the optionee exercises his or her option, in whole or in part, by surrendering other shares of Common Stock of the Company held by such non-employee director in accordance with the Directors' Plan and the terms of the option grant. Any such Reload Option (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. Any such Reload Option will be subject to the availability of sufficient shares under the Directors' Plan. There will be no Reload Option on a Reload Option.

    Options granted to a non-employee director under the Directors' Plan may not be exercised: (a) unless such director has, at the date of grant, provided three years of prior continuous service as a non-employee director, in which case such option will vest upon grant but will not be exercisable until six months after the date of grant, or (b) until the date upon which such director has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option will become fully exercisable in accordance with its terms. No option under the Directors' Plan is exercisable by the optionee after the expiration of ten years from the date the original option is granted.

    During the fiscal year ended December 31, 1993, the Company granted under the Directors' Plan an aggregate of 19,512 non qualified stock options, which amount included options for 2,300 shares, at an exercise price of $60 per share, that were granted to each of the current incumbent directors in January 1993 and Reload Options granted in March and June 1993 to Messrs. Lazarus and Semler for 1,677 and 1,735 shares at exercise prices of $37.50 and $36.25, respectively.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the years ended December 31, 1993, 1992 and 1991, respectively, certain compensation awarded or paid to, or earned by the Named Executive Officers:

                         SUMMARY COMPENSATION TABLE (1)

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                   ANNUAL COMPENSATION             -------------
                                        -----------------------------------------   SECURITIES
                                                                    OTHER ANNUAL    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY ($)(2)  BONUS ($)(3) COMPENSATION    OPTIONS (#)   COMPENSATION ($)(4)
- ---------------------------  ---------  -------------  -----------  -------------  -------------  -------------------
Gordon M. Binder, Chief           1993      466,676       487,057                      24,390          130,428(10)
 Executive Officer,               1992      400,016       407,351                      20,000           15,907
 Chairman of the Board and        1991      332,514       240,319                      15,000
 Director
Kevin W. Sharer, President,       1993      360,000       305,908      893,037(6)      70,200(7)        48,237(10)
 Chief Operating Officer          1992       64,154       200,000                     150,000(8)         5,045
 and Director                     1991       --            --                           --
Daniel Vapnek, Senior Vice        1993      273,348       223,807                      15,559           55,904(10)
 President, Research              1992      236,672       162,556                      15,500(9)        15,907
                                  1991      201,240       112,967                       8,400
N. Kirby Alton, Senior Vice       1993      238,348       161,573                      16,140           37,976(10)
 President, Development           1992      191,672       111,380                      22,000(9)        15,907
                                  1991      157,332        77,715                       7,500
Lowell E. Sears, Senior           1993      227,500       156,022                      16,140           35,975(10)
 Vice President,                  1992      183,336       106,944                      21,000(9)        15,907
 Asia-Pacific, and Acting         1991      154,794        69,019                       6,600
 Chief Financial
 Officer (5)

- ------------------------
(1) On July 24, 1991, the Company's Board of Directors approved a change in the Company's fiscal year end from March 31 to December 31. This Summary Compensation Table reflects all compensation earned during the fiscal year that began January 1, 1991 and ended December 31, 1991.
(2) Includes amounts deferred out of compensation under the Company's Retirement and Savings Plan otherwise payable in cash during each calendar year.
(3) Bonuses pursuant to the MIP were earned in the fiscal years ended December 31, 1991 and December 31, 1992 during the following MIP periods: (i) April 1, 1990 through March 31, 1991; (ii) April 1, 1991 through March 31, 1992; and (iii) April 1, 1992 through December 31, 1992. Bonuses for fiscal year 1991 represent 25% of the payments under the MIP for the period April 1, 1990 through March 31, 1991 and 75% of the payments received under the MIP for the period April 1, 1991 through March 31, 1992. The bonuses for fiscal year 1992 represent 25% of the payments received under the MIP for the period April 1, 1991 through March 31, 1992 and 100% of the payments received under the MIP for the period April 1, 1992 through December 31, 1992. As of January 1, 1993, the MIP period corresponded to the Company's fiscal year. Bonuses under the MIP for the period April 1, 1990 through March 31, 1991 were as follows: Mr. Binder, $197,790; Dr. Vapnek, $125,115; Dr. Alton, $84,540; and Mr. Sears, $73,388. Bonuses under the MIP for the period April 1, 1991 through March 31, 1992 were as follows:
      Mr. Binder, $254,495;

      Dr. Vapnek, $108,918; Dr. Alton, $75,440; and Mr. Sears, $67,562.  Bonuses
      under  the MIP for the period April 1, 1992 through December 31, 1992 were as follows:  Mr.  Binder,  $343,727;  Dr.  Vapnek,  $135,326;  Dr.  Alton,
      $92,520; and Mr. Sears, $90,053.
(4)   As  permitted by rules  promulgated by the  SEC, no amounts  are shown for
      1991. The  Company made  contributions in  the amount  of $16,385  to  the
      Company's  Retirement and  Savings Plan  for each  of the  Named Executive
      Officers for the fiscal year ended December 31, 1993.
(5)   Mr. Sears  resigned  as  Senior Vice  President,  Asia-Pacific,  effective
      January  7, 1994 and will resign as Senior Vice President and Acting Chief
      Financial Officer effective March 31, 1994. See "CERTAIN TRANSACTIONS".
(6)   Includes a $524,330 payment to  Mr. Sharer that represents the  difference between  the original  cost of his  primary residence in  Virginia and the market value, which was less than  the original cost; $46,712 in  payments to  or on behalf  of Mr. Sharer  in connection with  his relocation to the
      Thousand Oaks vicinity;  and a $321,995  payment on behalf  of Mr.  Sharer with respect to taxes payable by him as a result of such payments.
(7)   Represents  Mr. Sharer's annual periodic stock option grant which included supplemental stock  options to  adjust  the grant  price for  the  options granted  when he was hired  by the Company to  reflect an equivalent grant price of approximately $50 per share.
(8)   Represents stock options granted  to Mr. Sharer when  he was hired by  the
      Company.
(9)   Represents  the sum of  the options granted  in connection with promotions and a reorganization  of the  Company's management  structure effected  in
      August 1992 and the annual periodic stock option grants.
(10)  The  Company's Supplemental  Retirement Plan  ("SRP") is  a non qualified,
      unfunded,  deferred  compensation  plan.  Participation  in  the  SRP   is
      available to participants in the Company's Retirement and Savings Plan who
      are affected by the Internal Revenue Code limits on the amount of employee compensation  that  may  be  recognized for  purposes  of  calculating the
      Company's core, matching and  performance contributions to the  Retirement and  Savings Plan.  The Company  credits participants  in the  SRP with an amount equal to the difference  between the maximum Company  contributions permitted  under the Retirement and Savings Plan and the amount of Company contributions that  such employee  would have  received, absent  statutory limitations.  Each  participant  in  the  SRP  is  credited  with  Company
      contributions  at  the  time   each  participant  reaches  the   statutory
      limitation(s)  under the Retirement and Savings  Plan. The SRP was adopted in 1993 and retroactive  participation in such plan  was approved for  the fiscal year ended December 31, 1993. With respect to the fiscal year ended
      December 31, 1993, participants have been credited as of December 31, 1993 with  an amount equal to the average  return on investment that would have been earned if the Company's contributions under the SRP had been invested during the fiscal  year ended  December 31,  1993 in  the same  investment options,  other than Company stock, selected by a participant with respect to his or her Retirement and Savings Plan account. As of January 1,  1993,
      SRP  participants  also  were  credited  with  Company  contributions with respect to the fiscal years ended December 31, 1991 and December 31, 1992.
      With respect to the fiscal years ended December 31, 1991 and December  31,
      1992, SRP participants have been credited as of December 31, 1993 with the amount  by which such  Company contributions would  have increased if such contributions had  been  invested  as  of January  1,  1993  in  the  same investment  options, other than  Company stock, selected  by a participant with respect to  his or  her Retirement  and Savings  Plan account.  These credits  are  bookkeeping entries  and  represent the  Company's unsecured promise of  future  payment. Pursuant  to  the SRP,  the  Named  Executive
      Officers  were credited  with the  following amounts  for the  fiscal year ended December  31, 1991:  Mr.  Binder, $7,842;  Dr. Vapnek,  $2,249;  Dr.
      Alton,  $197; and Mr. Sears, $60. Pursuant to the SRP, the Named Executive
      Officers were  credited with  the following  amounts for  the fiscal  year ended  December 31,  1992: Mr. Binder,  $50,156; Dr.  Vapnek, $17,436; Dr.
      Alton, $9,029; and Mr. Sears, $7,203. Since Mr. Sharer became employed  by the  Company on October 28, 1992, he  did not have any amounts credited to him for the fiscal  years ended December 31,  1991 and December 31,  1992, respectively.  Pursuant  to the  SRP,  the Named  Executive  Officers were credited with the following amounts for the fiscal year ended December 31,
      1993: Mr. Binder, $56,045; Mr.  Sharer, $31,852; Dr. Vapnek, $19,834;  Dr.
      Alton, $12,365; and Mr. Sears, $12,327.

STOCK OPTION GRANTS AND EXERCISES

    The Company has granted options to its executive officers under its 1984 Stock Option Plan (the "1984 Plan"), its 1988 Stock Option Plan (the "1988 Plan") and its 1991 Equity Incentive Plan (the "1991 Plan"; collectively with the 1984 Plan and the 1988 Plan, the "Option Plans"). As of December 31, 1993, options to purchase a total of 16,539,032 shares had been granted and were outstanding under the Option Plans for all employees, including 1,796,725 shares granted to the five Named Executive Officers. As of that date, options to purchase 8,232,677 shares remained available for future grant under the Option Plans.

    The following tables show for the fiscal year ended December 31, 1993, certain information regarding options granted to, exercised by, and held at fiscal year end by the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 1993

                                                  INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------------------------
                                NUMBER OF                                                       POTENTIAL REALIZABLE
                               SECURITIES                                                     VALUE AT ASSUMED ANNUAL
                               UNDERLYING    PERCENT OF TOTAL                                   RATES OF STOCK PRICE
                                 OPTIONS      OPTIONS GRANTED   EXERCISE OR                   APPRECIATION FOR OPTION
                                 GRANTED      TO EMPLOYEES IN   BASE PRICE                            TERM (1)
NAME                          (#)(2)(3)(4)    FISCAL YEAR (5)   ($/SH) (6)   EXPIRATION DATE    5% ($)       10% ($)
- ----------------------------  -------------  -----------------  -----------  ---------------  -----------  -----------
Gordon M. Binder............      24,390              .63%          35.875        07/01/00        356,209      830,119
Kevin W. Sharer.............      70,200(7)          1.81%          35.875        07/01/00      1,025,252    2,389,273
Daniel Vapnek...............      15,559              .40%          35.875        07/01/00        227,235      529,554
N. Kirby Alton..............      16,140              .42%          35.875        07/01/00        235,720      549,329
Lowell E. Sears.............      16,140              .42%          35.875        07/01/00        235,720      549,329

- ------------------------
(1) The potential realizable value is based on the term of the option at the time of its grant which is seven years for the stock options granted to the five Named Executive Officers in the table. Pursuant to the rules promulgated by the SEC, assumed annual stock price appreciation rates of 5% and 10% are used. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. Such a gain in stock price would benefit all stockholders.
(2) Under the terms of the Company's Option Plans, the Board of Directors retains discretion, subject to plan limitations, to modify the terms of outstanding options and to reprice the options. The Board of Directors has delegated administration of the Option Plans to the Compensation Committee of the Board of Directors.
(3) The options were granted to the five Named Executive Officers in the table for a term of seven years, subject to earlier termination if the optionee ceases employment with the Company prior to the vesting of such options. Each option agreement contains a provision entitling the optionee to a further Reload Option in the event the optionee exercises the option, in whole or in part, by surrendering other shares of Common Stock in accordance with the Option Plans. Any such Reload Option (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. There will be no Reload Option on a Reload Option.
(4) Represents options granted as part of the annual periodic stock option grants extended to all eligible employees of the Company. Upon vesting, such options become exercisable. 20% of the options covered thereby become vested twelve months after the grant date and an additional 20% of the options become vested on each successive anniversary date, with full vesting occurring on the fifth anniversary date.
(5) Options granted to the five Named Executive Officers in the table, who are reporting persons for purposes of Section 16 ("Section 16 officers") of the Securities Exchange Act of 1934, represented 3.67% of the total options granted to all employees of the Company; and options granted to all ten Section 16 officers of the Company represented 5.67% of the total options granted to all employees of the Company.
(6) The exercise price of options must be paid: (i) in cash at the time the option is exercised, (ii) by delivery of other Common Stock of the Company that has been held for the period required to avoid a charge to the Company's earnings, or (iii) at the discretion of the Board of Directors,
      (a) pursuant to a deferred payment arrangement or (b) in any other form of legal consideration acceptable to the Board of Directors. Tax withholding obligations related to exercise may be paid by a cash payment upon exercise, by delivery to the Company of already owned shares or by authorizing the Company to withhold shares otherwise issuable upon exercise, or by a combination of these methods. The options are subject to accelerated vesting upon the death of the optionee while in the employ of the Company or within three months of termination of such employment.
(7) Represents Mr. Sharer's annual periodic stock option grant which included supplemental stock options to adjust the grant price for the options granted when he was hired by the Company to reflect an equivalent grant price of approximately $50 per share.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1993
                     AND FISCAL YEAR-END 1993 OPTION VALUES

                                                                        NUMBER OF SECURITIES
                                                                             UNDERLYING        VALUE OF UNEXERCISED
                                                                         UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                                            AT FY-END (#)        AT FY-END ($)(2)
                                        SHARES                          ---------------------  --------------------
                                     ACQUIRED ON          VALUE             EXERCISABLE/           EXERCISABLE/
NAME                                 EXERCISE (#)    REALIZED ($)(1)        UNEXERCISABLE         UNEXERCISABLE
- -----------------------------------  ------------  -------------------  ---------------------  --------------------
Gordon M. Binder...................          -0-                -0-             682,712/              28,467,209/
                                                                                321,430               11,001,445
Kevin W. Sharer....................          -0-                -0-              20,000/                     -0-/
                                                                                200,200                  956,475
Daniel Vapnek......................       13,200            537,717             295,625/              12,673,650/
                                                                                 73,334                1,868,291
N. Kirby Alton.....................       39,594          1,456,787               7,400/                  11,250/
                                                                                 99,464                2,751,718
Lowell E. Sears....................       28,300          1,033,288              22,370/                 560,780/
                                                                                 74,190                1,738,358

- ------------------------
(1) Value realized is based on the market value of the Company's Common Stock on the date of exercise, minus the exercise price and does not necessarily indicate that the optionee sold such stock.
(2) Value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 31, 1993 at the then current market value of $49.50 per share.

COMPENSATION COMMITTEE REPORT(1)

    The Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Compensation Committee") the authority to establish and maintain the Job Grade and Compensation Range Tables and Merit Increase Guidelines both used to establish initial salary guidelines and merit pay increases throughout the Company and as the basis for making specific recommendations to the Board concerning the compensation of senior officers of the Company, including the Chief Executive Officer of the Company. In addition, the Compensation Committee administers the Management Incentive Plan ("MIP"), the Option Plans, the Retirement and Savings Plan, the Employee Stock Purchase Plan and all other compensation and benefit programs currently in place at the Company. Compensation Committee members are all non-employee directors.

    The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the amount of non-performance based compensation for Named Executive Officers that may be deducted by the Company for tax purposes. The Compensation Committee intends to design and administer its compensation plans to support the achievement of the Company's long-term strategic objectives and to enhance stockholder value and, to the extent possible, to maximize the deductibility of compensation expense for tax purposes. The Committee has been advised that upon approval by the Company's stockholders of Proposal 2, the MIP will be in compliance with the compensation deduction provisions of the Internal Revenue Code. In this connection, the Board of Directors is seeking stockholder approval of the material terms of the performance based MIP.

    The method used by the Compensation Committee to determine executive compensation is designed to provide for a base salary that, while competitive with comparable companies, is nevertheless calculated to result in a base salary that is at the lower end of the competitive range for those companies. Base salary is supplemented by two additional compensation components: first, the MIP, designed to reward participants for individual and Company-wide performance; and second, the Company's Option Plans, designed to provide long-term incentives to all employees of the Company. Each of these components is discussed in turn below:

BASE SALARY

    Base Salaries for all employees, including executive officers of the Company, are determined based on an established Job Grade and Compensation Range Table that is designed to provide a Base Salary that ensures that salaries, while remaining competitive with comparable companies, are at the lower end of the range for executive officers and at the middle of the range for all other employees of the companies surveyed. In monitoring the Executive Job Grade and Compensation Range Table, the members of the Compensation Committee compared compensation information derived from compensation surveys outlining compensation levels at major pharmaceutical companies, the majority of which are included in the Standard & Poor's Drug Index, leading biotechnology companies and other high technology companies.(2) Adjustments to each individual's Base Salary are made in connection with annual performance reviews. The amounts of such increases are calculated using compensation levels at comparable companies and the Merit Increase Guidelines which provide for percentage salary increases based on the position in the Compensation Range and the result of each individual's
- ------------------------
(1) The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.
(2) The Compensation Committee utilizes data and summaries provided by Organization Resources Counselors, Inc. and Towers Perrin, two independent consulting firms, to determine comparable companies, including major pharmaceutical, leading biotechnology and other high technology companies, and their compensation levels.

annual performance review. The recommended percentage increases are adjusted annually and reflect the Compensation Committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

MANAGEMENT INCENTIVE PLAN

    The MIP has been established to reward participants for their contributions to the achievement of Company-wide performance goals. All executive officers of the Company and certain other key employees, as determined by the Compensation Committee, participate in the MIP. MIP payouts are established at a level designed to ensure that when such payouts are added to a participant's Base Salary, the resultant compensation for above average performance will exceed the average compensation level of comparable companies.

    The structure of the MIP provides for the development of a compensation pool (the "Pool"). Amounts attributable to the Pool are based upon the achievement of certain specified performance goals and milestones established by members of management and approved by the Compensation Committee at the beginning of each MIP period. The plan requires that at least 50% of the Pool determination be based upon Return on Capital Employed ("ROCE") and Growth in Revenue, with the remainder based upon two or three major goals selected by the Committee from the goals established by management in connection with the planning process. The MIP provides for a range of payouts based on actual achievements, with both the size of the Pool and the individual awards subject to an upside potential of 150% of applicable targets for the achievement of performance that is significantly above the target levels. No awards are made to the participants, regardless of the performance achieved on the other goals or by individual participants, unless either the ROCE or the Growth in Revenue goal is achieved.

    At the beginning of each MIP period, participants in the MIP are required to identify individual performance objectives that will contribute to the success of the Company. Each participant's payout from the MIP Pool is based upon the respective supervisor's and the Compensation Committee's assessment of achievement of the participant's goals. Performance objectives are stated as a range of possible measured achievements. In order to be eligible to receive a payout from the MIP, each individual participant must have achieved his or her individual performance objectives at least at the minimum threshold. The minimum threshold represents significant, but less than planned, performance. The payout at the minimum threshold is usually 50% of the target payout, assuming Pool goals are achieved at target. The maximum amount payable to any participant may not exceed $900,000.

    The Pool goals for the MIP period ended December 31, 1993 included goals related to return on capital employed; growth in total revenue; specific product development objectives; sales of EPOGEN-R- and NEUPOGEN-R-; and construction of a new plant in Puerto Rico. The relative weightings of these five factors in determining the total Pool were 35%, 15%, 25%, 15% and 10%, respectively. Based upon evaluations by management and approved by the Compensation Committee, the Company achieved 122% of the target Pool goals established under the MIP for the period ended December 31, 1993.

OPTION PLANS

    The Option Plans offered by the Company have been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company.

    Periodic grants of stock options are generally made annually to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Stock options granted under the various stock option plans generally have a three-, four-or five-year vesting schedule and generally expire seven or ten years from the date of grant. The exercise price of options granted under the stock option plans are usually 100% of fair market value of the underlying stock on the date of grant.

    Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a procedure established by the Compensation Committee based upon several factors including the salary grade midpoint, the performance of each participant and the approximate market price of the stock at the time of grant. The size of the grants, as developed under the procedure, are targeted to be somewhat above competitive levels as a reflection of both the added incentive to continue the favorable competitive performance of the Company, as well as the risk attached to the future growth of the biotech industry.

CEO COMPENSATION

    Mr. Binder's Base Salary, MIP payout and grants of stock options were determined in accordance with the criteria described in the "Base Salary", "Management Incentive Plan" and "Option Plans" sections of this report. The Base Salary of Mr. Binder was set at $475,008 as of March 1, 1993 and reflects the Board's assessment of his very favorable performance and his position in the Grade and Range Table.

    The MIP target for Mr. Binder for the MIP period ended December 31, 1993 was set at 78% of Base Salary. The actual award under the MIP for the MIP period ended December 31, 1993 was $487,057, or 104% of Base Salary. Payments made to Mr. Binder as a participant in the MIP for the period ended December 31, 1993 reflect both the Company's level of achievement of the Pool goals and Mr. Binder's level of achievement of his individual performance objectives which included the Company's Pool goals of ROCE, product development objectives and sales of EPOGEN-R- and NEUPOGEN-R-. As previously discussed, no awards are made to MIP participants unless the Company achieves either the ROCE or Growth in Revenue goal.

    The periodic stock option grant to Mr. Binder in July 1993 of options to purchase 24,390 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $35.875 per share, also reflects the Board's assessment of the substantial contributions made by Mr. Binder to the growth and performance of the Company.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                 Bernard H. Semler, Chairman    Steven Lazarus
                 Raymond F. Baddour             Edward J. Ledder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, as of March 28, 1994, the Company's Compensation Committee consisted of Messrs. Semler, Lazarus, Ledder and Dr. Baddour. Dr. George B. Rathmann, who chose not to stand for re-election as a director of the Company at the 1993 Annual Meeting, was a member of the Compensation Committee until May 19, 1993 and was an executive officer of the Company from 1980 to 1990.

PERFORMANCE MEASUREMENT COMPARISON

    The chart set forth below shows the value of an investment of $100 on December 31, 1988 in each of Amgen stock, the Standard & Poor's 500 Index (the "S&P 500"), the Standard & Poor's Drug Index (the "S&P Drug") and the NASDAQ Pharmaceutical Index (the "NASDAQ Pharmaceutical"). All values assume reinvestment of the pre-tax value of dividends and are calculated as of December 31 of each year.

     AMGEN STOCK PRICE VS. S&P 500, S&P DRUG, NASDAQ PHARMACEUTICAL INDEXES

                                                                 NASDAQ
                         AMGEN       S&P 500     S&P DRUG    PHARMACEUTICAL
                       ----------   ---------   ----------   --------------
12/31/88............   100.00       100.00      100.00          100.00
1/31/89.............   111.72       107.32      108.92          107.06
2/28/89.............   111.72       104.65      105.97          106.76
3/31/89.............   121.31       107.09      111.90          112.07
4/28/89.............   118.47       112.65      118.47          112.93
5/31/89.............   118.83       117.21      121.85          115.77
6/30/89.............   128.06       116.54      117.65          112.20
7/31/89.............   128.77       127.07      138.74          119.51
8/31/89.............   115.45       129.55      139.58          120.87
9/29/89.............   124.33       129.02      141.46          127.92
10/31/89............   170.16       126.03      142.27          128.19
11/30/89............   165.72       128.60      150.07          129.69
12/31/89............   145.12       131.69      149.75          125.90
1/31/90.............   138.37       122.84      140.52          114.45
2/28/90.............   170.16       124.43      133.04          123.77
3/30/90.............   182.77       127.72      139.95          127.72
4/30/90.............   189.52       124.54      141.32          125.60
5/31/90.............   207.64       136.68      162.80          139.77
6/29/90.............   230.02       135.76      168.70          146.60
7/31/90.............   255.42       135.32      176.27          143.88
8/31/90.............   267.85       123.09      162.40          129.96
9/28/90.............   263.23       117.10      153.39          123.66
10/31/90............   279.75       117.05      153.77          123.47
11/30/90............   343.34       124.62      169.51          143.42
12/31/90............   368.56       128.09      171.34          151.01
1/31/91.............   436.59       133.67      179.18          174.01
2/28/91.............   540.32       143.23      199.26          214.28
3/29/91.............   777.09       146.70      203.52          252.04
4/30/91.............   750.44       147.05      204.11          237.24
5/31/91.............   723.80       153.39      218.48          247.22
6/28/91.............   697.87       146.36      208.26          234.06
7/31/91.............   876.20       153.18      228.27          265.68
8/30/91.............   945.83       156.81      236.67          293.93
9/30/91.............   981.35       154.19      235.64          323.19
10/31/91............   1,065.72     156.26      245.87          370.22
11/29/91............   994.67       149.97      242.84          331.07
12/31/91............   1,345.47     167.12      282.33          401.34
1/31/92.............   1,252.22     164.00      263.68          418.89
2/28/92.............   981.35       166.13      263.51          382.61
3/31/92.............   1,110.12     162.90      247.04          347.53
4/30/92.............   994.67       167.68      244.30          290.62
5/29/92.............   1,083.48     168.50      245.04          301.45
6/30/92.............   1,081.35     165.99      239.14          291.22
7/31/92.............   1,163.41     172.77      255.40          306.99
8/31/92.............   1,125.75     169.24      243.02          279.45
9/30/92.............   1,114.56     171.22      226.15          274.24
10/30/92............   1,185.61     171.82      226.06          292.75
11/30/92............   1,363.23     177.67      231.76          337.65
12/31/92............   1,254.53     179.85      223.91          334.30
1/29/93.............   1,101.24     181.35      207.35          310.72
2/26/93.............   643.87       183.82      193.74          238.49
3/31/93.............   670.52       187.70      189.82          240.70
4/30/93.............   710.48       183.16      200.21          243.18
5/28/93.............   630.55       188.06      207.99          253.12
6/30/93.............   648.31       188.61      198.57          253.58
7/30/93.............   621.67       187.86      176.99          246.33
8/31/93.............   657.19       194.98      183.71          259.47
9/30/93.............   686.06       194.83      182.67          274.95
10/29/93............   810.39       198.86      192.76          299.52
11/30/93............   803.73       198.67      201.86          293.07
12/31/93............   879.22       201.08      204.90          301.30

                                         12/31/88   12/31/89   12/31/90    12/31/91     12/31/92    12/31/93
                                         ---------  ---------  ---------  -----------  -----------  ---------
Amgen..................................  $  100.00  $  145.12  $  368.56  $  1,345.47  $  1,254.53  $  879.22
S&P 500................................  $  100.00  $  131.69  $  128.09  $    167.12  $    179.85  $  201.08
S&P Drug...............................  $  100.00  $  149.75  $  171.34  $    282.33  $    223.91  $  204.90
NASDAQ Pharmaceutical..................  $  100.00  $  125.90  $  151.01  $    401.34  $    334.30  $  301.30

                              CERTAIN TRANSACTIONS

    During the fiscal year ended December 31, 1993, the Company had aggregate loans outstanding in the original principal amounts of $158,000 to Mr. Larry A. May and $200,000 to Mr. Sharer, both of whom are executive officers of the Company. Each such loan is evidenced by a full recourse promissory note secured by real estate valued in excess of the principal balance of such loan. The purpose of the loans was to provide sufficient cash to each of Messrs. May and Sharer to enable these key officers to satisfy certain personal objectives and obligations. The annual interest rate on each such loan was 5.1% during the fiscal year ended December 31, 1993 and was 4.1% on February 28, 1994. Including principal and accrued interest, the largest aggregate indebtedness since January 1, 1993 of Messrs. May and Sharer under such loans was $164,715 and $200,000, respectively. The aggregate outstanding indebtedness at February 28, 1994 of Messrs. May and Sharer under such loans was $158,000 and $200,000, respectively.

    In January 1994, Mr. Sears entered into a separation agreement with the Company. Mr. Sears resigned effective January 7, 1994 as Senior Vice President, Asia-Pacific, and pursuant to the separation agreement, will resign effective March 31, 1994 as Senior Vice President and Acting Chief Financial Officer and from all other offices he holds with the Company or any of its subsidiaries. Mr. Sears may elect to extend the effective date of his resignation as Acting Chief Financial Officer by the number of his accrued and unused vacation days.

    From the effective date of Mr. Sears' resignation through November 1994, the Company will pay Mr. Sears a monthly severance payment of $19,250, less applicable withholdings; however, if Mr. Sears commences full-time employment with another employer, such severance payments will cease as of the date of such employment. Pursuant to the terms of the agreement, Mr. Sears received payment of the full amount of the bonus payable to him under the Company's MIP for the fiscal year ended December 31, 1993, but will not be eligible for a bonus under such plan for the period ending December 31, 1994. The Company will provide Mr. Sears with medical, vision and dental insurance benefits through the earlier of November 30, 1994 or the commencement of Mr. Sears' full-time employment with another employer. The Company also agreed to transfer certain office equipment to Mr. Sears.

    In connection with his resignation, Mr. Sears agreed to provide certain consulting services to the Company from the date of the termination of his employment through March 31, 1995. In consideration for his consulting services and a noncompetition agreement, stock options previously granted to Mr. Sears shall continue to vest through September 30, 1994. If he elects to do so, Mr. Sears must exercise all of his vested options no later than March 31, 1995.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and with the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all forms they file pursuant to
Section 16(a).

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 disclosing delinquently reported transactions were required for those persons, the Company believes that, during the fiscal year ended December 31, 1993, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Dr. Vapnek failed to timely report one transaction, but did report the transaction on his fiscal year end report on Form 5, which was timely filed. Additionally, one report covering one transaction was filed late by PaineWebber R&D Partners, L.P., a 10% beneficial owner of the Company's contractual contingent payment rights.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                    [SIG]

                                          THOMAS E. WORKMAN, JR.
                                          SECRETARY

March 28, 1994

                             APPENDIX A

   The graphic shows the value of an investment of $100 on December 31, 1988 in each of Amgen Stock, the Standard & Poor's 500 Index (the "S&P 500"), the Standard & Poor's Drug Index (the "S&P Drug") and the NASDAQ Pharmaceutical Index (the "NASDAQ Pharmaceutical"). All values assume reinvestment of the pre-tax value of dividends and are calculated as of December 31 of each year.

                             APPENDIX B

                                                                  NO POSTAGE
                                                                   NECESSARY
                                                                   IF MAILED
                                                                    IN THE
                                                                 UNITED STATES

             -----------------------------------------------------
             |                BUSINESS REPLY MAIL                 |
             | FIRST CLASS MAIL  PERMIT NO. 67  Thousand Oaks, CA |
             -----------------------------------------------------

                    POSTAGE WILL BE PAID BY ADDRESSEE

                    Amgen Inc.
                    ATTN: Secretary, Mail Stop 10-2-E-400
                    1840 Dehavilland Drive
                    Thousand Oaks, CA 91320-1789

Amgen Inc.

/ / I plan to attend the Annual Stockholders' Meeting on Tuesday, April 26,
1994.

________________________________________________________________________________
Name                              (Please print)

________________________________________________________________________________
Address

_____________________________________________________________________(_______)__
City                                     State         Zip            Telephone
No.

                                   APPENDIX C
                                   AMGEN INC.
       AMGEN CENTER, 1840 DEHAVILLAND DRIVE, THOUSAND OAKS, CA 91320-1789
                     PROXY SOLICITED BY BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS-APRIL 26, 1994
    Gordon M. Binder and Thomas E. Workman, Jr., or either of them, each with the power of substitution and revocation, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Century Plaza Hotel and Tower, 2025 Avenue of the Stars, Los Angeles, California 90067-4696, at 10:30 A.M., PDT, on Tuesday, April 26, 1994, and at any postponements and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

    You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                       Change of Address:

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________

                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card.) [SEE REVERSE SIDE]

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

/X/ Please mark your votes as in this example.

    THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES, FOR APPROVAL OF THE MATERIAL TERMS OF THE COMPANY'S PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 1994. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1.    To elect three directors to hold office until the 1997 Annual Meeting of Stockholders.
/ /   FOR all nominees listed below (except as marked to the contrary    / /WITHHOLD AUTHORITY to
      below).                                                            vote for all nominees.
      NOMINEES: Raymond F. Baddour; Gordon M. Binder; Franklin P. Johnson, Jr.
      TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:
      --------------------------------------------------------------------------------------------
      --------------------------------------------------------------------------------------------
2.    To approve the material terms of the Company's performance based Management Incentive Plan.
      /  /  FOR                             /  /  AGAINST                             /  / ABSTAIN
3.    To ratify the selection of Ernst & Young as independent auditors of the Company for its fiscal year ending December 31, 1994.
      / /  FOR                             /  /  AGAINST                             /  /  ABSTAIN
/ /   Please indicate if a change of address was given on the reverse side.

             As of the date hereof, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held April 26, 1994, the accompanying Proxy Statement and the accompanying Annual Report of the Company for the fiscal year ended December 31, 1993.

             SIGNATURE _________________________________________________________

             SIGNATURE _________________________________________________________

                         DATED ___________________________________________, 1994

             NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                   APPENDIX D
                        CONFIDENTIAL VOTING INSTRUCTIONS
                                   AMGEN INC.
       AMGEN CENTER, 1840 DEHAVILLAND DRIVE, THOUSAND OAKS, CA 91320-1789
                     PROXY SOLICITED BY BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS-APRIL 26, 1994

TO: BANK OF AMERICA, NT & SA AS TRUSTEE UNDER THE
    AMGEN RETIREMENT AND SAVINGS PLAN

    I hereby instruct the Trustee to vote (in person or by proxy) all of the shares of Amgen Inc. Common Stock which are credited to my account at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Century Plaza Hotel and Tower, 2025 Avenue of the Stars, Los Angeles, California 90067-4696, at 10:30 A.M., PDT, on Tuesday, April 26, 1994, and at any postponements and adjournments of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

    You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                       Change of Address:

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________
                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card.) [SEE REVERSE SIDE]

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

/X/ Please mark your votes as in this example.

    THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES, FOR APPROVAL OF THE MATERIAL TERMS OF THE COMPANY'S PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 1994.

       1.  To elect three directors to hold office until the 1997 Annual Meeting of Stockholders.
      / /  FOR all nominees listed below (except as marked to   / /WITHHOLD AUTHORITY to vote for all
           the contrary below).                                    nominees.
           NOMINEES: Raymond F. Baddour; Gordon M. Binder; Franklin P. Johnson, Jr.
           TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:
           ------------------------------------------------------------------------------------------------
           ------------------------------------------------------------------------------------------------
       2.  To approve the material terms of the Company's performance based Management Incentive Plan.
           /  /  FOR                               /  /  AGAINST                               /  /   ABSTAIN
       3.  To ratify the selection of Ernst & Young as independent auditors of the Company for its fiscal year ending December 31, 1994.
           /   /  FOR                               /  /  AGAINST                               /  /  ABSTAIN
      / /  Please indicate if a change of address was given on the reverse side.

             As of the date hereof, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held April 26, 1994, the accompanying Proxy Statement and the accompanying Annual Report of the Company for the fiscal year ended December 31, 1993.

             SIGNATURE _________________________________________________________

             SIGNATURE _________________________________________________________

                         DATED ___________________________________________, 1994

             NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                   APPENDIX E
                        CONFIDENTIAL VOTING INSTRUCTIONS
                                   AMGEN INC.
       AMGEN CENTER, 1840 DEHAVILLAND DRIVE, THOUSAND OAKS, CA 91320-1789
                     PROXY SOLICITED BY BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS-APRIL 26, 1994

    You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

TO: BANCO SANTANDER PUERTO RICO AS TRUSTEE UNDER THE
    RETIREMENT AND SAVINGS PLAN FOR AMGEN MANUFACTURING, INC.

    I hereby instruct the Trustee to vote (in person or by proxy) all of the shares of Amgen Inc. Common Stock which are credited to my account at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Century Plaza Hotel and Tower, 2025 Avenue of the Stars, Los Angeles, California 90067-4696, at 10:30 A.M., PDT, on Tuesday, April 26, 1994, and at any postponements and adjournments of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

                                       Change of Address:
                                       _________________________________________

                                       _________________________________________

                                       _________________________________________
                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card.) [SEE REVERSE SIDE]

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

/X/ Please mark your votes as in this example.

    THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES, FOR APPROVAL OF THE MATERIAL TERMS OF THE COMPANY'S PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 1994. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

       1.  To elect three directors to hold office until the 1997 Annual Meeting of Stockholders.
      / /  FOR all nominees listed below (except as marked to   / /WITHHOLD AUTHORITY to vote for all
           the contrary below).                                    nominees.
           NOMINEES: Raymond F. Baddour; Gordon M. Binder; Franklin P. Johnson, Jr.
           TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:
           ------------------------------------------------------------------------------------------------
           ------------------------------------------------------------------------------------------------
       2.  To approve the material terms of the Company's performance based Management Incentive Plan.
           /   /  FOR                               /  /  AGAINST                               /  /  ABSTAIN
       3.  To ratify the selection of Ernst & Young as independent auditors of the Company for its fiscal year ending December 31, 1994.
           /  /  FOR                               /  /  AGAINST                               /  /   ABSTAIN
      / /  Please indicate if a change of address was given on the reverse side.

             As of the date hereof, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held April 26, 1994, the accompanying Proxy Statement and the accompanying Annual Report of the Company for the fiscal year ended December 31, 1993.

             SIGNATURE _________________________________________________________

             SIGNATURE _________________________________________________________

                         DATED ___________________________________________, 1994

             NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                   APPENDIX F

MEMORANDUM

To:       All Employees Holding Amgen Inc. Common Stock
          Through Participation in the Amgen Retirement and Savings Plan
          --------------------------------------------------------

From:     Sarah E. Clark

Date:     March 28, 1994

Subj:     Amgen Inc. - 1994 Proxy Material

As you know, you have allocated a portion of your Amgen Retirement and Savings Plan (the "Plan") contributions toward purchasing shares of Common Stock of Amgen Inc. ("Amgen" or the "Company"). Pursuant to the terms of the Plan as amended, you are entitled to vote on the proposals to be presented at the 1994 Annual Stockholders' Meeting (the "Meeting") based on the number of shares of the Company's Common Stock that were allocated to your Plan account as of January 31, 1994. Enclosed with this memorandum are the Company's 1993 Annual Report, the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Company, that outlines the proposals to be presented at the Meeting, a blue proxy card and a return envelope for your proxy card.

PLEASE NOTE THAT YOUR VOTING WITH RESPECT TO THE COMMON STOCK IN YOUR PLAN ACCOUNT IS HELD IN THE STRICTEST CONFIDENCE. No officer or employee of the
Company has the right to review your completed Plan proxy card.   THEREFORE, IN
ORDER FOR YOUR VOTES TO BE COUNTED, YOU MUST RETURN YOUR COMPLETED PLAN PROXY CARD TO AMERICAN STOCK TRANSFER & TRUST COMPANY ("ASTTC") IN THE ENVELOPE PROVIDED. If you return your completed Plan proxy card to any officer or employee of the Company, your votes cannot be counted.

You are entitled to vote with respect to the number of shares held in your Plan account. Such number of shares can be found to the left of your name and address on the enclosed proxy card. It is extremely important that you vote, sign, date and PROMPTLY mail the enclosed blue Plan proxy card to ASTTC in the enclosed, self-addressed, stamped envelope at your earliest convenience.
If ASTTC does not receive your completed Plan proxy card in a timely fashion, the Plan Trustee, Bank of America, NT&SA, will vote your shares in accordance with the voting instructions that have been received from other Plan participants.

If you held additional Common Stock of the Company as of the record date for the Meeting in certificate form or through your bank or broker, you will receive additional proxy cards for those shares. In order for all of your shares to be voted, you should complete and return promptly each proxy card that you receive.

If you have any questions regarding this memorandum or the enclosures, please call me at Extension 3896. Thank you for your prompt attention to this matter.

Enclosures

                           APPENDIX G

MEMORANDUM

To:       All Employees Holding Amgen Inc. Common Stock
          Through Participation in the Retirement and Savings Plan for Amgen Manufacturing, Inc.
          -------------------------------------------------------

From:     Sarah E. Clark

Date:     March 28, 1994

Subj:     Amgen Inc. - 1994 Proxy Material

As you know, you have allocated a portion of your Retirement and Savings Plan for Amgen Manufacturing, Inc. (the "Plan") contributions toward purchasing shares of Common Stock of Amgen Inc. ("Amgen" or the "Company"). Pursuant to the terms of the Plan, you are entitled to vote on the proposals to be presented at the 1994 Annual Stockholders' Meeting (the "Meeting") based on the number of shares of the Company's Common Stock that were allocated to your Plan account as of December 31, 1993.
Enclosed with this memorandum are the Company's 1993 Annual Report, the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Company, that outlines the proposals to be presented at the Meeting, a green proxy card and a return envelope for your proxy card.

PLEASE NOTE THAT YOUR VOTING WITH RESPECT TO THE COMMON STOCK IN YOUR PLAN ACCOUNT IS HELD IN THE STRICTEST CONFIDENCE. No officer or employee of the Company has the right to review your
completed Plan proxy card.   THEREFORE, IN ORDER FOR YOUR VOTES
TO BE COUNTED, YOU MUST RETURN YOUR COMPLETED PLAN PROXY CARD TO AMERICAN STOCK TRANSFER & TRUST COMPANY ("ASTTC") IN THE ENVELOPE PROVIDED. If you return your completed Plan proxy card to any officer or employee of the Company, your votes cannot be counted.

You are entitled to vote with respect to the number of shares held in your Plan account. Such number of shares can be found to the left of your name and address on the enclosed proxy card. It is extremely important that you vote, sign, date and PROMPTLY mail the enclosed green Plan proxy card to ASTTC in the enclosed, self-addressed, stamped envelope at your earliest convenience.
If ASTTC does not receive your completed Plan proxy card in a timely fashion, the Plan Trustee, Banco Santander Puerto Rico, will vote your shares in accordance with the voting instructions that have been received from other Plan participants.

If you held additional Common Stock of the Company as of the record date for the Meeting in certificate form or through your bank or broker, you will receive additional proxy cards for those shares.
In order for all of your shares to be voted, you should complete and return promptly each proxy card that you receive.

If you have any questions regarding this memorandum or the enclosures, please call me at (805) 447-3896. Thank you for your prompt attention to this matter.

Enclosures

                                   APPENDIX H


                                      AMGEN

                                PERFORMANCE BASED

                            MANAGEMENT INCENTIVE PLAN

                                      AMGEN

                                PERFORMANCE BASED

                            MANAGEMENT INCENTIVE PLAN



I.   PURPOSE

     This Amgen Performance Based Management Incentive Plan (MIP) is established to:

     A.   Attract and retain persons of outstanding competence.

     B.   Broaden the total compensation program

     C. Stimulate outstanding effort to bring about exceptional operating performance and to reward the contributors to this performance by providing them with a share of the resulting benefits.

     The Plan is intended to supplement the participant's base salary and result in total cash compensation for above average performance which exceeds the average compensation levels of comparable companies.

II.  BASIC CONCEPTS

     Since the purpose of this Management Incentive Plan is to stimulate and reward outstanding performance in the accomplishment of specific objectives, it necessarily follows that the plan must be formally integrated with the objectives of the total management system. The incentive plan should thus support a continuing and meaningful emphasis on the effective use of goal setting and management by objectives and be aligned with the goals reflected in the approved Annual Plan of the company.

     Annual plans shall be developed under the following basic concepts:

     A. The advance identification of the participants in the plan and the establishment of specific performance objectives and the basis of participation for each.

     B. The establishment of a range in the actual awards available under the plan to reflect the achievements of the respective participants as well as the achievement of the financial and technical performance objectives reflected in the Company's approved Annual Plan.

III. ELIGIBILITY

     A. Participation in the Amgen Management Incentive Plan shall be limited to all executive officers of the company and certain other key employees nominated by the Chairman of the Board and approved by the Compensation Committee of the Board of Directors.

     B. Unless otherwise specifically authorized by the Compensation Committee, persons approved for participation in the Amgen Management Incentive Plan shall be excluded from participation in any other cash bonus or incentive program.

IV.  BASIS OF PARTICIPATION

     A. Participants will share in the Incentive Plan on the basis of percentages established in advance - as recommended by the Chairman and approved by the Compensation Committee of the Board of Directors as part of the annual compensation plan.

     B. The extent of participation for individuals in the plan shall be developed in accordance with the following:

          1. In connection with the planning of their performance objectives for the MIP year, the Chairman shall recommend (for approval by the Compensation Committee) the individual participants, the extent of participation and the average overall target incentive (expressed as a % of the base pay of the participants) to be awarded for achieving the Plan objectives and all of the goals of the participants.

          2. In establishing the overall target percentage of base pay of participants in B.1 (above), the level of participation for each participant (as a % of base pay) shall be established in accordance with guidelines established by the Compensation Committee.

               (a) Because of the many variables in establishing base salary structures, the plan does not contemplate achieving any degree of uniformity in the relationship of awards to base pay. Therefore, target ranges will be rather broad. Individual target participation should be based upon consideration of:

                    (1) Relative significance of the individual's function in directly influencing the performance of the company.

                    (2)  Relative performance rating of the individual.

                    (3) Length of time in position and/or Plan. Generally, it should be expected that initial percentages for new participants will be set at levels which allow for gradual increases within the established range based upon participant's performance.

                    (4) The relative competitive total compensation for the respective position.

     C. The overall target incentive (as established in accordance with IV.B.2) shall become the basis for establishing the "Target Pool" for achievement of the objectives detailed in the Plan, and be converted into a formula established by the Compensation Committee to reflect the key elements of Plan Performance.

          1. The incentive formula shall provide for upward/downward adjustment of the target pool to reflect actual performance - with the upward adjustment, resulting from a very significant over-achievement of the key factors of performance measurement identified in the Plan, subject to a maximum established annually by the Compensation Committee, which in no event shall be more than 150% of the target pool.

     D. The target incentive for each participant (as established in IV. B.) shall be converted into a percentage of the Target Pool.

          1. Actual awards under the Plan shall be determined by applying the actual percentage earned by the participant to the actual incentive pool determined in accordance with IV.C. Thus, the final awards to participants are dependent upon two interrelated factors: (1) the availability of an incentive pool as a result of the overall company performance; (2) the achievements of the respective participants as measured by their own performance.

     E. The participation for each individual shall be established in two parts as follows:

          1. Basic - Not more than 35% of the total planned participation - with the award based upon achievement of the participants total performance goals and the evaluation of overall performance.

               (a) In determining the final award, the basic percentage for a participant may range from zero to being adjusted upward as much as 50% from that established in the original plan in recognition of outstanding overall performance - so long as the total of the basic percentage participation of all participants in the Plan does not exceed the total reflected in the approved Plan.

               (b) Since the specific goals (as established under E.2) should identify major areas for current year emphasis, it should follow that the degree of achievement against these specific goals should also have a significant impact on the overall performance of the individual under the basic participation. Thus, it should be very unlikely that a participant who failed significantly to accomplish specific goals would be rated at or above target in connection with the basic performance evaluation.

          2. Specific - At least 65% of the total planned participation should be identified with specific goals relating to the performance of the respective participants.

               (a) Specific goals should number at least 4 and generally not more than 6. They should be selected from the total performance goals and relate to significant and measurable areas that require special attention during the current year. The purpose is to add special emphasis to those particular activities and reward for their accomplishments without, however, placing undue emphasis on these particular objectives vs. the overall job performance. From year-to-year, it is expected that the emphasis will change, both in relation to the selected goals as well as to the importance of the percentage participation attached to them.

     E.   2.   (b)  Specific goals should be precise in establishing the targets and the basis for measurement of accomplishment. Wherever there can be variations in the degree of accomplishment
                    (such as a dollar target for total revenues or joint ventures; a target for filing IND's or PLA's; etc.), the range of percentage participation relating to the levels of accomplishment should be clearly stated.

               (c) Where specific goals relate to dollar objectives they should be identified with or reconciled to amounts reflected in the company's approved Annual Plan.

               (d) Final award for a participant's specific goal achievement may be adjusted upward by as much as 50% from the target percentage included in the original plan, provided that:

                    1) The performance reflects a substantial improvement over amounts reflected in the original goal, as defined in the ranges established under B. above.

               (e) If operating conditions during the year make it desirable to change emphasis on established goals or to establish new goals, a revised plan should be submitted with the same approvals as for the original Plan.

V.   ADMINISTRATION

     A. The overall administration of this Management Incentive Plan shall be under the direction of the Compensation Committee of the Board of Directors.

     B. Responsibility for the operating administration of the Plan shall be under the direction of the company's Vice President of Human Resources.

VI.  DETERMINATION OF AWARDS

     A. Promptly following the close of the Plan year, the respective managers shall evaluate the performance of the participants, determine the amount of recommended awards (in terms of % achievement) and forward for review and approval. In all cases the recommended award shall be determined only after a self-assessment has been completed.

     B. The final determination of the Incentive Pool will be made by the Compensation Committee, promptly following the availability of year-end financial and technical results.

     C. Dollar awards to participants will be computed by applying the percent achievement determined in accordance with A. above to the final pool determined in accordance with B. above subject to the limitation that the maximum amount payable to any participant may not exceed $900,000.

VII. PAYMENTS, TERMINATION OF EMPLOYMENT AND GENERAL CONDITIONS

     A. Payments to participants who have been determined to be entitled to an award will be made in cash generally not later than sixty (60) days following the close of the Fiscal Year.

     B. If a participant dies or employment is terminated for any reason prior to the end of the Plan year, the payment of any award (and in the case of death, the person or persons to whom such payment shall be made) shall be determined at the sole discretion of the Committee.

     C. While it is the intent of the company to continue such Plan during any year for which it is established and to make awards to participants in accordance with these policies and guidelines, the company reserves the right to amend, modify or terminate any Plan, or any participant's participation in such plan at any time or on such conditions as the Compensation Committee shall deem appropriate. No participant shall have any right to any award under the Plan until such award and the amount thereof has been finally approved by the Compensation Committee and communicated to such participant after the end of the year for which the award is being made.


                                        5
MARCH 23, 1994